CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 13, 2000 (except for Note 14 as to which the date is April 24, 2000), accompanying the consolidated financial statements included in the annual report of BioSpecifics Technologies Corp. on Form 10-KSB for the year ended January 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of BioSpecifics Technologies, Corp. on Form S-8.

Grant Thornton LLP

New York, New York
May 10, 2000